Exhibit 10.1(a)


COPY OF BANK GUARANTEE

GUARANTEE NO.           42-LG-04-004
AMOUNT (PAK)            Rs.3,000,000/-
DATE OF ISSUE:          03-DECEMBER, 2004
DATE OF EXPIRY:         02-FEBRUARY, 2005


TO:     MR. RAEESUDDIN PARACHA,
        EXECUTIVE DISTRIT OFFICER,
        CITY DISTRICT GOVERNMENT OF KARACHI (CDGK),
        5TH FLOOR FRONT LEFT WING, CIVIC CENTRE,
        HASSAN SQUARE, GULSHAN-E-IQBAL, KARACHI



With reference to the bid submitted by M/S. ALVI PROJECT SERVICES OF KARACHI PAKISTAN to C.D.G.K. for establishment of a project for disposal of MUNICIPAL WASTE ON BOT BASIS as per terms and conditions mentioned in their letter dated 17th August, 2004, we ASKARI COMMERCIAL BANK HAYDRI BRANCH do hereby establish our IRREVOCABLE AND CONFIRMED BANK GUARANTEE in favor of C.D.G.K for an amount of Rs.3,000,000/- (Rupees Three Million only) valid for 3 months from the date of issue which comes to February 02, 2005 this guarantee is payable in full to C.D.G.K provided M/S ALVI PROJECT SERVICES are unable to implement the said project on BOT BASIS as per terms and contained in their letter dated 17th August, 2004.

Claims if any must be notified to Askari Commercial Bank Ltd., Hydri Branch, Karachi in writing within 7 DAYS OF EXPIRY DATE of this Bank Guarantee which comes to i.e. February 09, 2005 together with details of the claim duly supported by documents failing which NO CLAIM will be entertained thereafter and this Guarantee will be deemed to have expired without any further recourse to Askari Commercial Bank Ltd.



/s/ illegible
---------------------------------------
FOR AND ON BEHALF OF
ASKARI COMMERCIAL BANK LIMITED
HYDRI BRANCH, KARACHI


Authorised:

/s/ Dr.  CA McCormack
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Dr CA McCormack
for and on behalf of Global Environmental Energy Corp.



Authorised:

/s/ Shamim ur Rehman Alvi
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Shamim ur Rehman Alvi
Managing Director
for and on behalf of Alvi Project Services.